UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 29, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Nutra SA, LLC Membership Interest Purchase Agreement

On December 29, 2010, NutraCea entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Nutra SA, LLC, NutraCea’s wholly-owned subsidiary (“Nutra SA”), Industria Riograndens De Oleos Vegetais Ltda., Nutra SA’s wholly-owned subsidiary (“Irgovel”), and AF Bran Holdings-NL LLC and AF Bran Holdings LLC (collectively, the “Investor”).

Pursuant to the Purchase Agreement, the Investor agreed to purchase from NutraCea or Nutra SA, as applicable, an aggregate of 3,862,500 units in Nutra SA for an aggregate purchase price of $7,725,000 of which NutraCea will receive $4,000,000 of the proceeds.  Following the consummation of the the foregoing transactions, NutraCea will own 7,000,000 units, or a 64.4% interest, in Nutra SA and the Investor will own 3,862,500, or a 35.6% interest, in Nutra SA.

In addition, upon the occurrence of certain events and conditions as described in the Purchase Agreement, the Investor may be required to purchase from NutraCea or Nutra SA, as applicable, or may elect to purchase from NutraCea, a number of units of Nutra SA, at $2.00 per unit, resulting in the Investor holding up to a 49% interest in Nutra SA.

NutraCea agreed to use $4,000,000 of the funds it received from the Investor from the purchase of units under the Purchase Agreement to repay amounts owed to its general unsecured creditors in accordance with its Amended Plan of Reorganization and for general corporate purposes.  Nutra SA agreed to use all the funds it received from the sale of new units to the Investor under the Purchase Agreement to fund certain projects and to pay the administrative expenses of Nutra SA through the one year anniversary of the completion of such projects.

In the event the costs of such projects exceed $8,800,000, NutraCea agreed to purchase from Nutra SA a number of units, at $2.00 per unit, equal to the excess amount of costs.  Any amounts purchased by NutraCea pursuant to this provision shall not increase NutraCea’s capital contribution in Nutra SA.

NutraCea will be restricted from competing with Nutra SA and Irgovel in Brazil as further described in the Purchase Agreement.  The foregoing description of the Purchase Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 attached hereto.

The transactions contemplated by Purchase Agreement are subject to closing conditions which must be satisfied in order for the transaction to be consummated.  NutraCea cannot guarantee that the closing conditions will be satisfied and the transactions described above will occur.

Nutra SA, LLC Investor Rights Agreement

At the initial closing of the Purchase Agreement (the “Initial Closing”), NutraCea will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with Nutra SA, Irgovel and the Investor.  Pursuant to the Investor Rights Agreement, the Investor has, among other rights, certain rights to convert its units of Nutra SA into securities of NutraCea.  The Investor may elect to convert its units of Nutra SA into shares of NutraCea common stock following the earlier of the third anniversary of the Initial Closing or, upon the occurance of an Event of Default (as defined in the Purchase Agreement), then the second anniversary of the Initial Closing.  The number of shares of NutraCea common stock that the Investor shall receive in exchange for its units in Nutra SA will be an amount such that the aggregate price of the NutraCea common stock issued to the Investor will equal the aggregate value of the Nutra SA units held by the Investor.  In no event will the Investor be issued a percentage of the outstanding common stock of NutraCea greater than the lesser of the Investor’s percentage ownership interest in Nutra SA or 49%.  In the event that the number of shares of NutraCea common stock issued to the Investor is limited to 49% of the outstanding shares of NutraCea, NutraCea shall issue a warrant to the Investor to purchase a number of shares of common stock equal to the difference between 49% of the number of fully diluted shares of NutraCea common stock, which number includes shares of common stock underlying options, warrants and other convertible securities, minus the number of shares actually issued to the Investor.

In the event the Investor elects to convert its units of Nutra SA into shares of NutraCea common stock, NutraCea agreed to grant the Investor the right of first refusal to purchase its pro rata share of certain NutraCea securities that NutraCea may propose to sell or issue at any time following the Investor’s conversion.  This right of first refusal will terminate on the seventh anniversary of the conversion of the Investor’s shares.

At any time between the third and seventh anniversary of the effective date of the Investor Rights Agreement, NutraCea has the option to acquire all equity securities of Nutra SA or any of its subsidiaries from the Investor.  The purchase price for the securities shall be determined by NutraCea and the Investor or by an independent appraiser, but, in no event, shall the purchase price be less than three times the total purchase price paid by the Investor for the securities less the total amount of distributions made to the Investor by Nutra SA or its subsidiaries.

Pursuant to the Investor Rights Agreement, the Investor may request NutraCea, Nutra SA or the Global Holding Company (as defined in the Purchase Agreement) to register securities owned by the Investor under certain circumstances as further described in the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2 attached hereto.

Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC

At the Initial Closing, NutraCea will enter into an Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC (the “LLC Agreement”) with the Investor.  Pursuant to the LLC Agreement, Nutra SA will be managed by its manager, W. John Short, NutraCea’s chief executive officer, subject to the oversight of a management committee.  Certain actions as described in the LLC Agreement require the approval of a super-majority of the members of the management committee.  The management committee will consist of five members, three of which will be appointed by NutraCea and two of which will be appointed by the Investor.  In an Event of Default, the Investor will be entitled to appoint three of the members of the management committee and NutraCea will be able to appoint two members.  In addition, upon an Event of Default, certain actions previously requiring a super-majority of the members of the management committee will only require an affirmative majority vote of the management committee for approval.  These actions include but are not limited to the offering or sale of Nutra SA’s securiites and the sale of Nutra SA’s assets.

Pursuant to the LLC Agreement, the manager shall distribute all Distributable Cash (as defined in the LLC Agreement) to the members on March 30 of each year as follows:  (1) first, to the Investor in an amount equal to (i) two times the Investor’s capital contributions (ii) less the aggregate amount of distributions paid to the Investor, (2) second, to NutraCea  in an amount equal to (i) two times the excess of the capital contributions made by NutraCea over the aggregate purchase price paid by the Investor to NutraCea for the units under the Purchase Agreement (ii) less the aggregate amount of distributions paid to NutraCea; and (3) third, to NutraCea and the Investor in proportion to their membership interest.

NutraCea and the Investor will also have certain rights and obligations in connection with the transfer of their membership interests, including but not limited to, certain first refusal and co-sale rights.  In addition, following the fourth anniversary, or, if an Event of Default has occurred, then the second anniversary of the effective date of the LLC Agreement, the Investor may cause a sale of all of the Nutra SA’s assets or all of its securities to non-affiliated parties of the Investor as further described in the LLC Agreement.

The foregoing description of the LLC Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.3 attached hereto.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Nutra SA, LLC Membership Interest Purchase Agreement

10.2	Form of Investor Rights Agreement

10.3	Form of Amended and Restated Limited Liability Company Agreement for Nutra SA, LLC

99.1	Press Release dated January 5, 2011

*Cofidential treatment has been requested for portions of this exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: January 5, 2011	By:	/s/ Jerry Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)